EXHIBIT 99.1

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com
Sharon L. Weinstein
Director, Investor Relations
& Corporate Communications
240 632 5511
FOR IMMEDIATE RELEASE:
GENVEC ANNOUNCES EFFICACY UPDATE IN PHASE II/III CLINICAL TRIAL OF TNFERADE™ IN LOCALLY
ADVANCED PANCREATIC CANCER
Interim Survival Analysis Exceeds Expectations
GAITHERSBURG, MD — Dec. 19 — GenVec, Inc. (Nasdaq: GNVC) announced today the initial interim efficacy analysis of survival data from its ongoing Phase II/III Pancreas Cancer Clinical Trial with TNFerade™ (PACT) in patients with locally advanced pancreatic cancer. The analysis was conducted as an initial component of a planned interim review of trial data by an independent data safety monitoring board (DMSB).
Kaplan-Meier analysis of overall survival data, based on available results for the first 51 patients enrolled in the study, some followed for as long as 18 months, showed a 42.5% absolute increase in overall survival with the addition of TNFerade to standard of care (SOC). At one year, survival was 70.5% in the TNFerade + SOC arm, versus 28.0% in the SOC arm. Significance was at the 75% confidence interval level, and was based on 5 deaths out of 33 TNFerade patients and 7 deaths out of 18 SOC patients.
“While the interim data is early, we are encouraged by the positive statistical trend, which suggests that the potential survival benefit of TNFerade ultimately may exceed the endpoint of the PACT study for a 20% improvement in overall survival,” said Mark Thornton, M.D., Ph.D., senior vice-president of product development. “The magnitude of the survival benefit demonstrated by TNFerade to date may allow GenVec to implement modifications to the study that, assuming this trend continues, could potentially accelerate its conclusion and allow an earlier review by FDA than previously anticipated.”
- more -

“A successful product is built on high medical need, good safety and improved effectiveness. There can be no argument that the need in pancreatic cancer is extraordinary. Our recently announced safety results were very encouraging, and now today’s results suggest potent activity,” stated Paul H. Fischer, Ph.D., GenVec’s president and CEO. “Needless to say, we are very excited about the prospects of TNFerade, and we look forward to continued momentum in 2007,” added Dr. Fischer.
About PACT
GenVec’s PACT trial is a multi-center, randomized, active and controlled study targeted to enroll 330 patients, designed to evaluate the safety and efficacy of TNFerade plus standard of care (SOC) versus standard of care alone in patients with locally advanced pancreatic cancer.
About TNFerade™
TNFerade is an adenovector, or DNA carrier, which contains the gene for tumor necrosis factor-alpha (TNFα), an immune system protein with potent and well-documented anti-cancer effects, for direct injection into tumors. After administration, TNFerade stimulates the production of TNFα in the tumor. GenVec is developing TNFerade for use in combination with radiation and/or chemotherapy for the treatment of various cancers.
About GenVecGenVec, Inc. is a biopharmaceutical company developing novel gene-based therapeutic drugs and vaccines. Additional information about GenVec and its portfolio of product candidates is available at www.genvec.com and in the company’s various filings with the Securities and Exchange Commission.
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future programs and studies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks relating to the early stage of GenVec’s product candidates under development; uncertainties with, and unexpected results and related analyses relating to clinical trials of GenVec’s product candidates including the length of time required to enroll suitable patient subjects and our ability to secure clinical trial sites; the timing and content of future U.S. Food and Drug Administration regulatory actions with respect to GenVec, its product candidates, or collaborators; risks relating to the commercialization, if any, of GenVec’s proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks); dependence on the efforts of third parties; dependence on intellectual property; the amount of revenues attributable to Genvec’s vaccine program; and risks that we may lack the financial resources and access to capital to fund our operations during the lengthy periods required to develop product candidates. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.
###

2